Exhibit 4.2

FORM OF AMENDMENT TO

SERIES A WARRANT to Purchase COMMON STOCK OF

NEUROTROPE, INC.

This Amendment (this “Amendment”) to that certain Series A Warrant to Purchase Common Stock of Neurotrope, Inc., a Nevada corporation (the “Company”), dated November 13, 2015 and issued by the Company to the holder thereof (the “Warrant”), is made and entered into effective as of this 18th day of November, 2016. Terms used and not defined in this Amendment have the respective meanings assigned to such terms in the Warrant, except as otherwise specified herein.

1.          Section 1(a) of the Warrant is hereby deleted in its entirety and replaced with the following:

“(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile, in pdf format or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or email an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the earlier of: (A) three (3) Trading Days and (B) the number of Trading Days comprising the Standard Settlement Period (as defined below) after receipt of the applicable Exercise Notice and (ii) other than in the case of a Cashless Exercise, one (1) Trading Day following delivery of the Aggregate Exercise Price (such later date, the "Warrant Share Delivery Deadline”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (which the Company shall cause the Transfer Agent to do at Holder’s request) and provided that such shares of Common Stock are unrestricted, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if such shares of Common Stock are restricted, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, so long as the Aggregate Exercise Price is delivered within two (2) Trading Days after delivery of the Exercise Notice (unless such exercise is pursuant to a valid Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary trading market or quotation system with respect to the Common Stock as in effect on the date of delivery of the Exercise Notice.”

2.          Section 1(b) of the Warrant is hereby deleted in its entirety and replaced with the following:

“(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.01, subject to adjustment as provided herein.”

3.          The Company shall file with the Securities and Exchange Commission a prospectus supplement relating to the reduction of the exercise price of the Warrants and maintain the effectiveness of the registration statement on Form S-1, Commission File No. 333-208502 (as amended or supplemented by any prospectus supplement, including post effective amendments), for the resale of the shares underlying the Warrants, as amended, in accordance with the requirements of the Registration Rights Agreement, dated as of November 13, 2015, by and among the Company and the signatories thereto.

4.          In the event that there is any conflict or inconsistency between the terms of this Amendment and the terms of the Warrant, the terms of this Amendment shall govern.

5.          Except as expressly modified herein, the Warrant is hereby ratified and confirmed and remains in full force and effect.

6.          This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which together will constitute an executed agreement.

7.          This Amendment and the rights and obligations of the parties to it are governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

8.          This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their successors and assigns.

9.          The Company hereby agrees and acknowledges that the transactions contemplated by this Amendment does not constitute material, nonpublic information of the Company or any of its Subsidiaries and that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, has terminated on or prior to the date of this Amendment. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company..

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IN WITNESS WHEREOF, this Amendment has been executed by the following parties as of the date indicated above.

COMPANY:

NEUROTROPE, INC.

By:
	Name:	Robert Weinstein
	Title:	Chief Financial Officer

HOLDER:

If an entity:

Name:

By:
Name:
Title:

If an individual:

Printed Name:
Signature: